HSBC Loan #: 11-4004213

FIRST AMENDMENT TO LOAN AGREEMENT
AND GUARANTY OF RECOURSE CARVEOUTS
Dated as of June 21, 2017
Between
1334 YORK, LLC, as Borrower,
and
SOTHEBY’S, as Guarantor
and
HSBC BANK USA, NATIONAL ASSOCIATION,
as Agent,
and
THE LENDERS NAMED HEREIN,
as Lenders

Location:	1334 York Avenue, New York New York

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FIRST AMENDMENT TO LOAN AGREEMENT
AND GUARANTY OF RECOURSE CARVEOUTS
THIS FIRST AMENDMENT TO LOAN AGREEMENT AND GUARANTY OF RECOURSE CARVEOUTS, dated as of June 21, 2017 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “First Amendment”), between 1334 YORK, LLC, a Delaware limited liability company (“Borrower”), having an address at 1334 York Avenue, New York, New York 10021, SOTHEBY’S, a Delaware corporation, having an address at 1334 York Avenue, New York, New York 10021 (“Guarantor”), and HSBC BANK USA, NATIONAL ASSOCIATION, a bank organized under the laws of the United States of America, having an address at 452 Fifth Avenue, New York, New York 10018, as administrative agent (including any of its successors and assigns, “Agent”) for itself and the other Lenders signatory hereto (collectively, together with such other co‑lenders as may exist from time to time, “Lenders”).
W I T N E S S E T H :
WHEREAS, Borrower, Agent and Lenders entered into that certain Loan Agreement, dated as of July 1, 2015 (as amended, restated, replaced, supplemented or otherwise modified from time to time the “Loan Agreement”), and Guarantor made that certain Guaranty of Recourse Carveouts for the benefit of Agent for the benefit of Lenders, dated as of July 1, 2015 (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Guaranty”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement; and
WHEREAS, Borrower, Agent and Lenders desire to enter into this First Amendment to amend the Loan Documents as set forth below.
NOW, THEREFORE, in consideration of the covenants set forth in this First Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree, represent and warrant as follows:
1.Amendments to Loan Agreement.
(a)    Reduction of Net Worth Covenant. The amount of “$425,000,000” in Section 4.1.12(d) of the Loan Agreement is hereby deleted and replaced with “$325,000,000” in such instance in such section.
(b)    Reduction of Loan Amount. On or as of July 3, 2017, Borrower shall prepay the Loan in compliance with Section 2.5.1(b) of the Loan Agreement in an amount equal to $32,000,000.00, consisting of (a) a $25,000,000.00 cash payment by Borrower and (b) an application by Agent of $7,000,000.00 projected to be held in the Restricted Account as of July 1, 2017, together with all other costs and expenses as set forth in Section 2.5.1(b) of the Loan Agreement in connection with such prepayment, provided, however, that notwithstanding anything to the contrary set forth

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in the Loan Agreement, the Agent and Lenders agree that Borrower is hereby deemed to have provided notice of all prepayments of the Loan contemplated pursuant to this Section 1(b) of this First Amendment and shall not be required to provide any notice of any additional prepayments of the Loan applied by Lender pursuant to Section 1(c) of this First Amendment.
(c)    Commitment to Annual Prepayments. On July 1, 2018 (or if not a Business Day, the next succeeding Business Day) and on July 1 (or, if July 1 is not a Business Day, the next succeeding Business Day) of each subsequent Fiscal Year thereafter (to the extent the Loan shall remain outstanding on any such date) (each such date, the “Pay Down Date”), Agent shall apply to the prepayment of the outstanding principal amount of the Loan any amounts then on deposit in accordance with the requirements of the Loan Documents in the Restricted Account until such time as the Loan has been prepaid by Borrower from any funds on deposit in the Restricted Account in an aggregate amount of up to, but in no event exceeding, $25,000,000.00 on a cumulative basis when taking into account all such payments on each such Pay Down Date.
2.    Borrower Representations and Warranties. Borrower hereby represents and warrants as of the date hereof to Agent and the Lenders that:
(a)    The outstanding principal balance of the Loan as of the date hereof is $310,957,131.00. The outstanding principal balance of the Loan on July 3, 2017 including after giving effect to the prepayment of the Loan upon the terms set forth in  Section 1(b) above will be $278,301,634.00.
(b)    Borrower has no claims, counterclaims, defenses or set-offs with respect to the Loan or the Loan Documents, as modified by this First Amendment.
(c)    Each and all representations and warranties of Borrower in the Loan Documents are true and correct on the date hereof (after giving effect to this First Amendment) except to the extent (x) any such representation and warranty is by its terms expressly applicable only as of the Closing Date, including without limitation the representation and warranty with respect to the rent roll attached as Schedule 3.1.21(a) of the Loan Agreement or (y) disclosed to Agent in writing on or prior to the date hereof.
(d)    Borrower acknowledges that the initial Amortization Schedule attached to the Loan Agreement as Schedule 2.4.1 remains in full force and effect with respect to the monthly principal payments set forth thereon; provided, however, that (i) the final repayment of the principal balance of the Loan due to Lenders shall be the actual outstanding principal balance of the Loan as of such date after taking into account the aggregate amount of (A) all prepayments of the principal balance of the Loan made by Borrower as of such date and (B) all scheduled payments of principal made by Borrower on each monthly Payment Date in accordance with the Amortization Schedule as of such date and (ii) the amounts set forth in the columns entitled “Starting Principal Balance” and “Ending Principal Balance” on the initial Amortization Schedule shall no longer be applicable and instead, the principal balance of the Loan on any date shall be an amount equal to the principal balance set forth in such columns on the initial Amortization Schedule reduced by the aggregate amount of all prepayments of the principal amount of the Loan made by Borrower as of such date.

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For the avoidance of doubt, Agent and Lenders acknowledge that interest payable on the Loan pursuant to the terms of the Loan Documents at any time while the Loan is outstanding shall be payable on the outstanding principal balance of the Loan on the applicable date of determination in accordance with the terms of Section 2.2.1 of the Loan Agreement.
(e)    Agent and Lenders acknowledge and agree that, notwithstanding anything to the contrary set forth in Section 4.1.15 of the Loan Agreement, Borrower is hereby permitted to modify, amend or supplement the terms of any Interest Rate Protection Agreement entered into by Borrower in accordance with the terms of the Loan Documents, if and to the extent required to reflect any principal prepayment of the Loan made by Borrower in accordance with the terms of the Loan Documents, including the principal prepayments of the Loan made in accordance with this First Amendment.
(f)    Borrower is validly existing under the laws of the State of Delaware and has the requisite power and authority to execute and deliver this First Amendment and to perform the Loan Documents, as applicable, as amended by this First Amendment. The execution and delivery of this First Amendment and the performance of the Loan Documents, as applicable, as modified by this First Amendment, have been duly authorized by all requisite action by or on behalf of Borrower. This First Amendment has been duly executed and delivered on behalf of Borrower.
(g)    No consent, approval, authorization or order of any court or Governmental Authority or other Person is required for the execution, delivery and performance by Borrower of, or compliance by Borrower with, this First Amendment or the other Loan Documents or the consummation of the transactions contemplated hereby and thereby, other than those which have been or will be obtained by Borrower.
3.    Amendment to Guaranty. The amount of “$425,000,000” in the definition of “Required Minimum Net Worth” in Section 1.2 of the Guaranty is hereby deleted and replaced with “$325,000,000” in such instance in such section.
4.    Reaffirmation of Guaranty and Environmental Indemnity. In connection with this First Amendment, Guarantor hereby:
(a)    Consents to and acknowledges this First Amendment and the modifications and transactions contemplated hereby and acknowledges and agrees that neither this First Amendment nor any documents entered into in connection with this First Amendment shall (i) constitute, or be deemed to constitute, a novation, release, waiver or satisfaction of Guarantor’s obligations under the Guaranty, the Environmental Indemnity or any other Loan Documents or (ii) impair, reduce or otherwise affect the nature of the obligations of Guarantor under the Guaranty, except as specifically provided in Section 3 of this First Amendment, or the Environmental Indemnity; and
(b)    Acknowledges that the Guaranty, as modified by this First Amendment, and the Environmental Indemnity and the obligations of Guarantor contained therein are hereby ratified and confirmed, are continuing and remain in full force and effect and constitute the valid and legally

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binding obligations of Guarantor, except to the extent modified pursuant to this First Amendment or any amendments to such Loan Documents entered into in connection with this First Amendment.
(c)    Acknowledges that this reaffirmation of the Guaranty, as modified by this First Amendment, and the Environmental Indemnity is for the benefit of Agent and the Lenders.
(d)    Acknowledges and agrees that its ratifications and reaffirmations set forth in this First Amendment are not required by the Loan Documents and that Agent’s request in this First Amendment or in any other Loan Document that Guarantor ratify and reaffirm the Guaranty, as modified by this First Amendment, and the Environmental Indemnity and the obligations owed thereunder shall not be deemed in any way to create such a requirement or any duty or obligation or otherwise require Agent to obtain any ratifications, reaffirmations, consents or waivers that are not otherwise expressly required under the Guaranty, as modified by this First Amendment, or the Environmental Indemnity.
5.    Expenses. Borrower shall pay to Agent and Lenders all reasonable out-of-pocket costs and expenses incurred by Agent and Lenders in connection with this First Amendment (including, without limitation, reasonable attorneys’ fees and disbursements and filing and recording costs).
6.    Other References. All references in the Loan Documents to the Loan Agreement shall mean the Loan Agreement, as modified by this First Amendment, as the same may hereafter be supplemented, amended, modified, extended, renewed, restated or replaced from time to time. All references in the Loan Documents to the Guaranty shall mean the Guaranty, as modified by this First Amendment, as the same may hereafter be supplemented, amended, modified, extended, renewed, restated or replaced from time to time.
7.    Continued Force and Effect. This First Amendment is not intended to, and shall not be construed to, effect a novation, and except as expressly provided in this First Amendment, neither the Loan Agreement nor any of the other Loan Documents have been modified, amended, cancelled, terminated, released, satisfied, superseded or otherwise invalidated by execution of this First Amendment. In the event of any conflict between the terms of this First Amendment and the terms of the Loan Agreement or any of the other Loan Documents, the terms of this First Amendment shall control.
8.    Governing Law. This First Amendment shall be governed by, and construed in accordance with, the laws of the State of New York pursuant to Section 5-1401 of the General Obligations Law without regard to its principles of conflicts of laws.
9.    Successors and Assigns. This First Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and permitted assigns.
10.    Modifications. No modification, amendment, extension, discharge, termination or waiver of any provision of this First Amendment, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver

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or consent shall be effective only in the specific instance, and for the specific purpose, for which given.
11.    Entire Agreement. This First Amendment contains the entire agreement of the parties hereto in respect of the transactions contemplated hereby, and all prior agreements among or between such parties, whether oral or written are superseded by the terms of this First Amendment.
12.    Interpretation. Wherever possible, each provision of this First Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this First Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this First Amendment.
13.    Headings. The Section headings in this First Amendment are included herein for convenience of reference only and shall not constitute a part of this First Amendment for any other purpose.
14.    Counterparts. This First Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same instrument and shall become effective when copies hereof, when taken together, bear the signatures of each of the parties hereto and it shall not be necessary in making proof of this instrument to produce or account for original signatures or more than one of such fully executed counterparts. Electronically delivered copies of signature pages hereto shall be deemed to have the same effect as originals thereof.

[SIGNATURE PAGES TO FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed by their duly authorized representatives, all as of the day and year first above written.
BORROWER:
1334 YORK, LLC

By:	/s/Michael L. Gillis Name: Michael L. Gillis Title: VP, Treasurer
WITH RESPECT TO SECTIONS 3 and 4 ONLY:
GUARANTOR:
SOTHEBY’S, a Delaware corporation

By:	/s/ Michael Goss Name: Title:
[SIGNATURES CONTINUED ON NEXT PAGE]

AGENT:
HSBC BANK USA, NATIONAL ASSOCIATION, a bank organized under the laws of the United States of America, as Agent

By:	/s/Gregory Kinsey Name: Gregory Kinsey Title: Vice President
LENDER:
HSBC BANK USA, NATIONAL ASSOCIATION, a bank organized under the laws of the United States of America

By:	/s/Gregory Kinsey Name: Gregory Kinsey Title: Vice President
INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED, NEW YORK BRANCH

By:	/s/Jerome Sanzo Name: Jerome Sanzo Title: Executive Director

By:	/s/Ran (Vivian) Zhang Name: Ran (Vivian) Zhang Title: Vice President

ING CAPITAL LLC

By:	/s/Elizabeth M. Whitworth Name: Elizabeth M. Whitworth Title: Director

By:	/s/Victor Sanchez Name: Victor Sanchez Title: Director
RAYMOND JAMES BANK, N.A., a national banking association

By:	/s/Douglas S. Marron Name: Douglas S. Marron Title: Senior Vice President
TIAA-CREF TRUST COMPANY, FSB, a federal savings bank

By:	/s/Edward E. Randall Name: Edward E. Randall Title: Head of Corporate Lending
AOZORA BANK, LTD.
By:     /s/Atsushi Goto
Name: Atsushi Goto
Title: General Manager
MIDFIRST BANK, a federally chartered savings association

By:	/s/Darrin Rigler Name: Darrin Rigler Title: SVP